Exhibit 10.08.04

PROPOSED AMENDMENT NUMBER THREE TO
THE NEW SWANK, INC. RETIREMENT PLAN
(AS AMENDED AND RESTATED,
EFFECTIVE AS OF JANUARY 1, 1999)

        WHEREAS, Swank, Inc. (“Company”), maintains The New Swank, Inc. 401(k) Retirement Plan, as amended and restated, effective as of January 1, 1999, and executed October 29, 2001 (“Plan”); and

        WHEREAS, the Plan has been amended on two previous occasions; and

        WHEREAS, the Company wants to amend the Plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”), to incorporate additional guidance issued by the Internal Revenue Service regarding Internal Revenue Code Section 401(a)(9) and to clarify other provisions of the Plan; and

        WHEREAS, this amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder; and

        WHEREAS, the EGTRRA provisions of this amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment; and

        WHEREAS, the Plan may be amended by the Company pursuant to Section 11.1 of the Plan, and the Company wants to amend the Plan.

        NOW, THEREFORE, BE IT RESOLVED that Plan is hereby amended effective as of January 1, 2002, except as otherwise provided below, as follows:

            1.     Increase in Compensation Limit. Article I of the Plan is amended by deleting existing Section 1.8 of the Plan in its entirety and substituting the following new Section 1.8 of the Plan in its place:

“1.8 Compensation. The word “Compensation” means the total of all amounts paid by the Employer to or for the benefit of a Participant for services rendered by the Participant during the applicable Plan Year which is subject to withholding of Federal income tax for the Plan Year (or which would have been subject to such withholding if the Participant were a citizen of the United States) prior to reduction for 401(k) Contributions made with respect to such Plan Year pursuant to Section 3.1, except: (i) deferred compensation (other than 401(k) Contributions made pursuant to Section 3.1) or contributions to any other retirement, pension or profit sharing plan or trust, stock options and any gain or income attributable thereto, (ii) contributions by an Employee to an arrangement maintained by an Employer pursuant to Code Section 125; (iii) prior to January 1, 1999, fifteen percent (15%) of Compensation paid to a sales person employed on a commission basis where such Compensation is subject in full to withholding for Federal income tax and includes expense allowances and expense reimbursements, and (iv) any compensation which would not be subject to such withholding but for a voluntary withholding agreement between the Employer and the Employee. Notwithstanding the foregoing, “Compensation” with respect to Plan Years commencing on or after January 1, 1989, and ending December 31, 1993, shall be limited to $200,000 (as adjusted under Code Section 415(d)), and for Plan Years commencing on or after January 1, 1994, “Compensation” shall be limited to $150,000 (as adjusted under Code Section 415(d)).

EGTRRA Provisions. The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed Two Hundred Thousand Dollars ($200,000), as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the Determination Period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Determination Period that begins with or within such calendar year.”

            2.     Modification of Top Heavy Rules. Article I of the Plan is amended by deleting existing Section 1.27 of the Plan in its entirety and replacing it with the following new Section 1.27 of the Plan:

"1.27 Key Employee. The term "Key Employee" shall have the meaning given to that term in Section 4.3A of the Plan."

            3.     Rollover Contributions to the Plan. Article I of the Plan is amended by adding the following new paragraph to the end of existing Section 1.51 of the Plan, immediately preceding Section 1.52 of the Plan:

“Rollover Contributions also means direct rollovers and Participant rollover contributions of eligible rollover distributions (as defined in Section 3.11 of the Plan, from a qualified plan described in Code Section 401(a) or 403(a)), including after-tax employee contributions, an annuity contract described in Code Section 403(b), or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a State. Rollover Contributions do not include the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includible in gross income; the Plan will not accept participant rollover contributions of such amounts.”

           4.    Contribution Limit.    Existing Section 3.6 of the Plan is amended by deleting existing Subsection 3.6(a) of the Plan in its entirety and replacing it with the following new Subsection 3.6(a):

“(a) Notwithstanding the provisions of Section 3.1, no Participant shall be permitted to have 401(k) Contributions made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 3.6(o) of this Plan and Code Section 414(v).”

            5.     Increase in Compensation Limit. Existing Section 3.6 of the Plan is further amended by adding the following new paragraph to the end of existing Subsection 3.6(c)(ii) of the Plan, immediately preceding existing Subsection 3.6(d) of the Plan:

“EGTRRA Provisions. The annual Code Section 414(a) compensation of each Participant taken into account in determining Employees’ Deferral Percentages for any Plan Year beginning after December 31, 2001, shall not exceed Two Hundred Thousand Dollars ($200,000), as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Code Section 414(s) compensation means Code Section 414(s) compensation during the Plan Year or such other consecutive 12-month period over which Code Section 414(s) compensation is otherwise determined under the Plan (the Determination Period). The cost-of-living adjustment in effect for a calendar year applies to annual Code Section 414(s) compensation for the Determination Period that begins with or within such calendar year.”

            6.     Catch-up Contributions. Existing Section 3.6 of the Plan is further amended by adding the following new Subsection 3.6(o) to the Plan immediately following the end of existing Subsection 3.6(n) of the Plan:

“(o) Catch-up Contributions. Notwithstanding any conflicting provisions of this Section 3.6, all Employees who are eligible to make 401(k) Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

Notwithstanding any other provision in the Plan to the contrary, the Employer will not make Matching Contributions on any catch-up contributions described in this Subsection 3.6(o).”

            7.     Hardship Suspension. Existing Section 3.10 of the Plan is amended by deleting existing Subsection 3.10(d)(iv) in its entirety.

            8.     Hardship Suspension. Existing Section 3.10 of the Plan is amended by adding the following new Subsection 3.10(e) to the Plan immediately following the end of existing Subsection 3.10(d):

“(e) Notwithstanding any provision of this Plan to the contrary (including but not limited to Subsection 3.10(d)(iii)), a Participant who receives a distribution on account of hardship shall be prohibited from making 401(k) Contributions under this and all other plans of the employer for six (6) months after receipt of the distribution.”

            9.     Direct Rollovers of Plan Distributions. Section 3.11 of the Plan is amended by the addition of the following new Section 3.11(ii) of the Plan immediately following Section 3.11(i) of the Plan and immediately preceding Section 3.12 of the Plan:

“ (ii)	EGTRRA Provisions. Notwithstanding any provision of Section 3.11 to the contrary, this Subsection 3.11(ii) shall apply to distributions made after December 31, 2001.

(a)	Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 3.11 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p).

(b)	Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in this Section 3.11 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

(c)	Modification of definition of eligible rollover distribution to include after-tax contributions. For purposes of the direct rollover provisions in this Section 3.11 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.”

            10.         Modification of Top Heavy Provisions. Article IV of the Plan is amended by adding the following new Section 4.3A of the Plan immediately following Section 4.3 of the Plan and immediately preceding Section 4.4 of the Plan:

    “4.3A         EGTRRA Provisions.    Notwithstanding any provision of Article IV or Section 1.55 of the Plan to the contrary, this Section 4.3A shall apply for purposes of determining whether the Plan is a Top Heavy Plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Section amends Article IV of the Plan.

    4.3A(a)        “Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Top Heavy Determination Date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

    4.3A(b)        Determination of present values and amounts.       This Subsection 4.3A(b) shall apply for purposes of determining the present value of accrued benefits and the amounts of Account balances of Employees as of the Top Heavy Determination Date.

(i)	Distributions during year ending on the Top Heavy Determination Date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the Top Heavy Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Top Heavy Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than Termination of Employment, death, or Disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(ii)	Employees not performing services during year ending on the Top Heavy Determination Date. The accrued benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Top Heavy Determination Date shall not be taken into account.

4.3A(c) Minimum Benefits.

(i)	Matching Contributions. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the Actual Matching Contribution Percentage test and other requirements of Code Section 401(m).

(ii)	The top-heavy minimum benefit requirement of Section 416(c) of the Code and Article IV of the Plan will be met by applying Section 4.3 of the Plan.

    4.3A(d)        Modification of Top-Heavy Rules.The top-heavy requirements of Code Section 416 and Article IV of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and Matching Contributions with respect to which the requirements of Code Section 401(m)(11) are met.”

            11.     Annual Additional Limit. Existing Section 4.5 of the Plan is amended by adding the following new paragraph to the end of Section 4.5 of the Plan, immediately preceding existing Section 4.6 of the plan:

“EGTRRA Provisions. Except to the extent permitted under Code Section 414(v) and notwithstanding any provision in this Section 4.5 to the contrary, if applicable, the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Plan Year shall for Plan Years beginning after December 31, 2001, not exceed the lesser of (a) Forth Thousand Dollars ($40,000), as adjusted for increases in the cost-of-living under Code Section 415(d); or (b) one hundred percent (100%) of the Participant’s Compensation, within the meaning of Code Section 415(c)(3) for the Plan Year. The Compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an annual addition.”

            12.     Rollovers Excluded from Automatic Cash-Out Calculation. Effective as of January 1, 2004, existing Section 8.2 of the Plan is further amended by adding the following new paragraph to the end of Subsection 8.2(d) of the Plan, immediately preceding existing Subsection 8.2(e) of the Plan:

“For purposes of this Subsection 8.2(d), the value of the Participant’s nonforfeitable Account Balance shall be determined without regard to that portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Section 1.51 of this Plan and Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).”

            13.     401(a)(9) Minimum Distribution. Effective as of January 1, 2003, Article VIII of the Plan is amended by the addition of the following new Section 8.8 of the Plan immediately following existing Section 8.7 of the Plan and immediately preceding Article IX of the Plan:

“8.8	Minimum Distribution Requirements.

    (a)        General Rules.

(i)	Effective Date. The provisions of this Section 8.8 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(ii)	Precedence. The requirements of this Section 8.8 will take precedence over any inconsistent provisions of the Plan.

(iii)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section 8.8 will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

(iv)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 8.8, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

    (b)        Time and Manner of Distribution.

(i)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date (as defined, below, in Subsection 8.8(f)(iv).

(ii)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 ½, if later.

(B)	If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Subsection 8.8(b), other than Subsection 8.8(b)(ii)(A), will apply as if the surviving spouse were the Participant.

For purposes of this Subsection 8.8(b)(ii) and Subsection 8.8(d), unless Subsection 8.8(b)(ii)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection 8.8(b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Subsection 8.8(b)(ii)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Subsection 8.8(b)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

(c) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Subsections 8.8(d) and 8.8(e). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the related Treasury regulations.

(d)	Required Minimum Distributions During Participant’s Lifetime.

(i)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)	the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)	if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(ii)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Subsection 8.8(d) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

    (e)        Required Minimum Distributions After Participant’s Death.

(i)	Death On or After Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(I)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(II)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(III)	If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

    (ii)        Death Before Date Distributions Begin.

(A)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Subsection 8.8(d)(i).

(B)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection 8.8(b)(ii)(A), this Subsection 8.8(e)(ii) will apply as if the surviving spouse were the Participant.

         (f)     Definitions.

(i)	Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.2 of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subsection 8.8(b)(ii). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(iv)	Required Beginning Date.

(A)	For a Participant other than a five percent (5%) owner, the April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age seventy and one-half (70½ ), or (B) the calendar year of the Participant’s Normal Retirement Date.

(B)	For a Participant who is a five percent (5%) owner, April 1 following the close of the calendar year in which the Participant attains age seventy and one-half (70½).

(C)	For purposes of this Subsection 8.8(f)(iv), the term “five percent (5%) owner” shall have the meaning as defined in Code Section 416(i).”

        IN WITNESS WHEREOF, Swank, Inc. has caused this instrument to be executed by its duly authorized officer on this 2nd day of May, 2006.

SWANK, INC.
By: /s/ Jerold R. Kassner Its: Senior Vice President-Treasurer